UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2021
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 2, 2021, Pilgrim’s Pride Corporation (the “Company”) completed a sale of $900.0 million in aggregate principal amount of its 3.500% Senior Notes due 2032 (the “Notes”).
The Company intends to use the net proceeds from the offering of the Notes, together with borrowings under the delayed draw term loan under its secured credit facility, to finance its previously announced acquisition of the Meats and Meals businesses of Kerry Consumer Foods in the United Kingdom and Ireland and to pay related fees and expenses. The remaining proceeds will be used to repay outstanding revolver borrowings under the secured credit facility and for general corporate purposes.
The Notes were sold in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold only to “qualified institutional buyers” pursuant to Rule 144A of the Securities Act and to certain persons outside the United States pursuant to Regulation S of the Securities Act.
The Notes were issued pursuant to the Indenture dated as of September 2, 2021, by and among the Company, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee (the “Indenture”).
The Company will pay interest on the Notes semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2022. The Notes will mature on March 1, 2032. The Notes are guaranteed on a senior unsecured basis by the Guarantors. The Notes and related guarantees are unsecured senior obligations of the Company and Guarantors and rank equally with all of the Company’s and Guarantors’ other unsubordinated indebtedness.
The Notes and the Indentures also contain customary covenants and events of default, including failure to pay principal or interest on the Notes when due, among others.
The foregoing description of the material terms of the Indenture is qualified in its entirety by reference to the Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On September 2, 2021, the Company issued a press release announcing the closing of the sale of the Notes. The Company is furnishing herewith, and incorporating by reference herein, as Exhibit 99.1, attached hereto, a copy of the press release.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Exhibit 99.1 contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of September 2, 2021 among the Company, as issuer, Pilgrim's Pride Corporation of West Virginia, Inc., Gold'n Plump Poultry, LLC, Gold'n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee.

99.1	Closing Press Release issued by the Company, dated September 2, 2021.

104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	September 2, 2021	/s/ Matthew Galvanoni
Matthew Galvanoni
Senior Vice President and Chief Financial Officer